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                                                                     Exhibit 8.1


                         [Goodwin Procter LLP Letterhead]



                                November 7, 2001



La Quinta Corporation
La Quinta Properties, Inc.
909 Hidden Ridge, Suite 600
Irving, Texas  75038

         Re:  CERTAIN FEDERAL INCOME TAX MATTERS

Ladies and Gentlemen:

         We have acted as counsel to La Quinta Corporation, a Delaware corporation ("LQ Corporation"), and La Quinta Properties, Inc., a Delaware corporation ("LQ Properties" and, together with LQ Corporation, "La Quinta"), in connection with (a) the restructuring of La Quinta pursuant to the Agreement and Plan of Merger by and among LQ Corporation, LQP Acquisition Corp., and LQ Properties dated as of October 17, 2001 (together with the exhibits thereto, the "Merger Agreement") as a result of which a portion of the outstanding shares of common stock, par value $0.10 per share, of LQ Properties (the "LQP Common Stock") would convert into shares of Class B common stock, par value $0.01 per share, of LQ Properties in a transaction intended to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), a portion of the shares of LQP Common Stock would be deemed contributed by the holders of shares of common stock, par value $0.10 per share, of LQ Corporation (the "LQC Common Stock") to LQ Corporation in a transaction intended to qualify as a tax-free transaction described in Code Section 351(a), and the shares of LQP Common Stock owned (or deemed owned) by LQ


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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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Corporation would convert into shares of Class A common stock, par value $0.01 per share, of LQ Properties in a transaction intended to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code (the "Restructuring"); (b) the contribution by LQ Properties of an exclusive, perpetual, royalty-free license to use or sublicense the La Quinta(R) brand in connection with franchised hotels (the "Franchise License") to a newly formed Nevada limited liability company (the "Franchise LLC"), the contribution by LQ Properties of ownership of the La Quinta(R) brand, subject to the aforementioned license, to a second newly formed Nevada limited liability company (the "Brand LLC"), and the subsequent contribution by LQ Properties of a portion of its interest in each of the two limited liability companies (or "LLCs") to LQ Corporation in exchange for shares of LQC Common Stock in transactions intended to be tax-free under Sections 721(a) and 351(a) of the Code (as more fully described below, the "Brand Transfer"); and (c) the preparation of a joint proxy statement and prospectus on Form S-4 filed by LQ Properties (File No. 333-71840) (together with all annexes thereto and as amended through the date hereof, the "Registration Statement"). This opinion is being furnished pursuant to the request of La Quinta.

         On November 5, 1997, LQ Properties, then known as Santa Anita Realty Enterprises, Inc. ("Santa Anita Realty"), merged (the "Santa Anita Merger") with Meditrust, a Massachusetts business trust ("Meditrust's Predecessor"), with LQ Properties as the surviving corporation. In connection with the Santa Anita Merger, Santa Anita Realty changed its name to Meditrust Corporation, and LQ Corporation, formerly known as Santa Anita Operating Company and the



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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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stock of which was paired with the stock of Santa Anita Realty, changed its name to Meditrust Operating Company. On June 20, 2001, LQ Properties, then known as Meditrust Corporation, changed its name to La Quinta Properties, Inc., and LQ Corporation, then known as Meditrust Operating Company, changed its name to La Quinta Corporation.

         This opinion relates to certain statements contained in the section of the Registration Statement entitled "Material United States Federal Income Tax Consequences of the Restructuring and Merger."

         In rendering the following opinions, we have reviewed the Registration Statement and the descriptions set forth therein of LQ Properties and its current and proposed investments and activities, the Restructuring, and the Brand Transfer. We also have examined (i) the Certificate of Incorporation and the Bylaws of LQ Properties, each as amended and restated, (ii) the Merger Agreement, (iii) the Form of Contribution Agreement in Respect of La Quinta Franchise LLC by and between LQ Corporation and LQ Properties (together with the exhibits thereto, the "Franchise LLC Contribution Agreement"), (iv) the Form of Contribution Agreement in Respect of La Quinta Brand LLC by and between LQ Corporation and LQ Properties (together with the exhibits thereto, the "Brand LLC Contribution Agreement"), (v) the Form of Trademark License Agreement by and between LQ Properties and the Franchise LLC (the "License Agreement"), (vi) the Form of La Quinta Corporation Contribution and Exchange Agreement by and between LQ Corporation and LQ Properties (the "Exchange Agreement" and, together with the Franchise


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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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LLC Contribution Agreement, the Brand LLC Contribution Agreement, and the
License Agreement, the "Brand Transfer Agreements"), (vii) an Officer's Certificate dated February 3, 2000, delivered by LQ Properties in connection with the filing of a registration statement on Form S-3, (viii) LQ Properties' federal income tax returns for each of its taxable years ended December 31, 1994, 1995, 1996, 1997, 1998, 1999, and 2000 as filed on Forms
1120-REIT, and (viii) such other records, certificates, and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Registration Statement, are referred to herein as the "Documents."

         In rendering our opinions, we have relied upon certain factual representations of LQ Properties and LQ Corporation set forth in a representation letter (the "Officer's Certificate") delivered to us in connection with our rendering of this opinion regarding (i) the manner in which LQ Properties has been owned and operated and will be owned and operated, (ii) the Restructuring and (iii) the Brand Transfer. We also have relied on the statements contained in the Documents regarding the operation and ownership of LQ Properties, Meditrust's Predecessor and their affiliates, the Restructuring, and the Brand Transfer. We have neither independently investigated nor verified such representations or statements. We assume that such representations and statements are true, correct, complete, and not breached and will continue to be so through the Restructuring and, to the extent such representations and statements relate to LQ Properties' qualification as a real estate investment trust under the Code, thereafter, and that no actions that are inconsistent with

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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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such representations and statements will be taken. We have also assumed that all representations and statements made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification, and that factual representations in the Officer's Certificate relating to LQ Properties' qualification as a real estate investment trust that are limited to current or past facts will continue to be true, correct and complete as if not so limited. However, we are not aware of any facts or circumstances contrary to or inconsistent with such representations and statements. In addition, we have assumed that (i) the Restructuring and Brand Transfer will be consummated in accordance with, respectively, the Merger Agreement and the Brand Transfer Agreements and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) the merger of LQP Acquisition Corp. with and into LQP Properties pursuant to the Merger Agreement will qualify as a merger under the applicable laws of the State of Delaware; (iii) the Franchise LLC and the Brand LLC will be duly formed and organized limited liability companies under the applicable laws of the State of Nevada; (iv) each of LQ Corporation, LQP Acquisition Corp., and LQ Properties will comply with all reporting obligations with respect to the Restructuring and the Brand Transfer required under the Code and the Treasury regulations thereunder; and (iv) the Merger Agreement, the Brand Transfer Agreements (when executed), and all other documents and instruments referred to therein or in the Registration Statement are valid and binding in accordance with their terms.

         In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as

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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
Page 6

copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the conformity in all material respects of the executed Brand Transfer Agreements, when so executed, to the copies thereof submitted to us as of the date of this opinion, (vi) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vii) the accuracy and completeness of all records made available to us, (viii) the factual accuracy of all representations, warranties and other statements made by all parties, and (ix) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter. In addition, we have assumed the accuracy of the opinions of counsel of La Quinta and of Meditrust's Predecessor, each dated November 5, 1997, regarding the qualification of LQ Properties and of Meditrust's Predecessor as a REIT and related matters.

I.       ANALYSIS AND DISCUSSION.

         A.  General.

         LQ Properties currently owns multiple trademarks (collectively, the "La Quinta(R) Brand"), subject to three existing licenses granted to subsidiaries of LQ Corporation (the "Existing Licenses"). Prior to the effective time of the Restructuring, LQ Properties and LQ Corporation will form the Franchise LLC as a Nevada limited liability company to which LQ Properties will contribute the Franchise License in exchange for substantially all of the interests

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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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in the Franchise LLC. Concurrently, LQ Properties and LQ Corporation will form the Brand LLC to which LQ Properties will contribute its ownership of the La Quinta(R) Brand, subject to the Franchise License and to the Existing Licenses,(1) in exchange for substantially all of the interests in the Brand LLC. LQ Corporation will contribute cash or property to each of the Franchise LLC and the Brand LLC in exchange for a non-de minimis interest in, respectively, the Franchise LLC and the Brand LLC. Each of the Franchise LLC and the Brand LLC will license or sublicense, as applicable, its rights to the La Quinta(R) Brand to LQ Corporation or a subsidiary thereof in return for royalty payments, in each case on arm's length terms. One day after the Restructuring and in connection therewith, LQ Properties will contribute a portion of its interests in the Franchise LLC and the Brand LLC to LQ Corporation in exchange for shares of LQC Common Stock. The aforementioned transactions will occur pursuant to the terms of the Merger Agreement, the Franchise LLC Contribution Agreement, the Brand LLC Contribution Agreement, and the Exchange Agreement and are intended to be tax-free under Sections 721(a) and 351(a) of the Code.

         B.  Eligibility for Non-Recognition of Gain Treatment.

         Subject to certain exceptions not relevant here, Code Section 721(a) provides that no gain or loss shall be recognized to a partnership or to any of its partners upon a contribution of property to the partnership in exchange for an interest in the partnership. We are of the opinion

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(1)      Prior to and in contemplation of the formation of the Franchise LLC and the Brand LLC, and in contemplation of the Brand Transfer generally, LQ Properties will cause the Existing Licenses to be amended and restated.


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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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that the transfer of the Franchise License to the Franchise LLC in exchange for interests in the Franchise LLC by LQ Properties should qualify for non-recognition treatment under Code Section 721(a), and the Registration Statement reflects that opinion. We note, however, that the Internal Revenue Service has previously asserted in Rev. Rul. 69-156, 1969-1 C.B. 101, that the transfer of a non-exclusive license to use a patent would not be treated as a "transfer" of property for purposes of Section 351 of the Code. The Internal Revenue Service stated that the transfer of patent rights in exchange for stock could not qualify under Code Section 351 unless the transfer consisted of all substantial rights to the patent and would otherwise constitute a sale or exchange of property rather than a license. Given the broadly analogous language and statutory scheme of Code Sections 721 and 351, the courts have generally looked to the precedents in the Section 351 area in construing the requirements of Code Section 721. SEE, E.G., STAFFORD v. UNITED STATES, 611 F.2d 990 (5th Cir. 1980). In the present case, the transfer of the Franchise License to the Franchise LLC would not qualify as a sale or exchange for tax purposes. Code
Section 1253(a); and STOKELY USA, INC. v. COMM'R, 100 T.C. 439 (1993).

         The issue addressed in Rev. Rul. 69-156 was subsequently litigated in E.I. DUPONT DE NEMOURS & CO. v. UNITED STATES, 471 F.2d 1211 (Ct. Cl. 1973). The Court of Claims in DUPONT rejected the Internal Revenue Service's attempt to import a "sale or exchange" requirement into Code Section 351(a), and held that the transfer of a non-exclusive license to use a patent to a wholly-owned foreign subsidiary by the taxpayer-licensor was eligible for non-recognition under Section 351(a) of the Code. Subsequently, the Internal Revenue Service itself expressed


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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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reservations about the continuing viability of Rev. Rul. 69-156, G.C.M. 37,178
(June 24, 1977) and G.C.M. 36,922 (November 16, 1976), and commentators have generally agreed that DUPONT was correctly decided.(2) In fact, in a 1998 Field Service Advice the National Office of the Internal Revenue Service concluded that a transfer of a non-exclusive license to use certain manufacturing technology to a partnership qualified as a "contribution of property" for purposes of Code Section 721(a), stating that a court would be "very likely" to accept the rationale of the DUPONT case. Field Service Advice (October 7, 1998), 1998 FSA LEXIS 266. While a Field Service Advice generally cannot be cited as precedent, Code Section 6110(k)(3), it is nonetheless indicative of the Internal Revenue Service's current thinking in the area.

II.      OPINION

         Based upon and subject to the foregoing, and provided that LQ Properties continues to meet the applicable asset composition, source of income, shareholder diversification, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, we affirm the opinions specifically ascribed to Goodwin Procter LLP in the section of the Registration Statement entitled "Material United States Federal Income Tax Consequences of the Restructuring and Merger," as limited and qualified by the discussion in such section of the Registration Statement, as the opinions of Goodwin Procter LLP.


                                     * * * *

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(2)      SEE, E.G., J. Clifton Fleming, Jr., DOMESTIC SECTION 351 TRANSFERS OF
         INTELLECTUAL PROPERTY: LAW AS IT IS VS. THE LAW AS THE COMMISSIONER WOULD PREFER IT TO BE, 16 J. Corp. Tax'n 99 (1989). Congress actually passed legislation in 1999 that would have amended Code Sections 351 and 721 to explicitly adopt the DUPONT standard, although President Clinton vetoed the bill for unrelated reasons. Financial Freedom Act of 1999, H.R. 2488, section 1513.

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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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         We will not review on a continuing basis LQ Properties' compliance with the Documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of LQ Properties operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of LQ Properties to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon LQ Properties' ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. You should recognize that our opinions are not binding on a court or the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions would be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code and the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions.

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La Quinta Corporation
La Quinta Properties, Inc.
November 7, 2001
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         This opinion is being provided to you in connection with the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose without our prior written consent.

         We consent to being named as counsel to La Quinta in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ GOODWIN PROCTER LLP

                                               GOODWIN PROCTER LLP